EXHIBIT 99.9


                              ARTICLES OF AMENDMENT


          CALIBER LEARNING NETWORK, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (hereinafter referred to as the "Department") that:

          FIRST: The Charter of the Corporation is hereby amended by striking, in its entirety, Article SECOND, and by substituting in lieu thereof the following new Article SECOND:


                    "SECOND:   The   name   of  the   corporation
                    (hereinafter called the "Corporation") is:

                                       CLN Inc."

     SECOND: The foregoing amendment of the Charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly authorized by Section 2-605 of the Corporations and Associations Article of the Annotated Code of Maryland, and does not require action by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Caliber Learning Network, Inc. has caused these presents to be signed in its name and on its behalf by its President, and its corporate seal to be hereunder affixed and attested by its Secretary, as of October 25, 2001, and its President acknowledges that these Articles of Amendment are the act and deed of Caliber Learning Network, Inc., under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information, and belief.

ATTEST:                                    CALIBER LEARNING NETWORK, INC.



/s/ WILLIAM W. SENFT                       By: /s/ GLEN M. MARDER         (SEAL)
-------------------------------------         ----------------------------
William W. Senft, Assistant Secretary         Glen M. Marder,
                                              President & Chief Executive
                                                Officer